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                                                                    Exhibit 99.1

NEWS RELEASE

CONCORD AND EMPIRE COMPLETE MERGER

Contact: Melissa Cruz                                       Amy Conefrey
Director of Finance                                   Public Relations Manager
Concord Communications, Inc.                        Concord Communications, Inc.
(508) 303-4361                                             (508) 303-4322
mcruz@concord.com                                       aconefrey@concord.com

Marlboro, MA-October 29, 1999-Concord Communications, Inc. (Nasdaq: CCRD) today announced the completion of its merger with privately-held Empire Technologies. Concord is the market leader in next-generation performance management solutions that ensure effective e-business performance for service providers and enterprise organizations. Empire is a leading provider of proactive systems and application management solutions.

Under terms of the transaction announced on October 19, 1999, Concord Communications completed its merger with Empire Technologies and issued 815,248 shares of Concord's common stock in the merger. The transaction is being accounted for as a pooling of interest. As a result of the merger, Concord will recognize a one-time charge of approximately $1 million in transaction costs and a final expense for an assumed acquisition-related compensation liability of $1.3m, for the quarter ended December 1999.

About Empire Technologies
Empire Technologies, a Concord Communications Company, is a leading provider of solutions for proactive self-management of UNIX and Windows NT systems, as well as mission-critical applications. Established in 1992, Empire has a worldwide installed customer base including large financial institutions, utility companies, government agencies, telecommunication companies and service providers. Empire is headquartered in Atlanta, Georgia. For more information on the company and its products, please visit Empire's World Wide Web site at www.empire.com.

About Concord Communications
Concord Communications, Inc. (NASDAQ: CCRD) is the market leader in next-generation performance management solutions. With the recent addition of Empire Technologies, Concord offers the only integrated performance management solution spanning systems, applications, services and networks. Only by successfully managing performance across all of these key areas can organizations truly ensure effective e-business. This end-to-end performance view provides the critical insights needed to power day-to-day business and e-commerce operations for some of today's most successful corporations and service providers worldwide. Concord is headquartered in Marlboro, Massachusetts. For more information on Concord, call 1-800-851-8725 or visit Concord's World Wide Web site at http://www.concord.com.

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Any statements contained in this press release that do not describe historical facts may constitute forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties.

The factors that could cause actual future results to differ materially from current expectations include the following: Fluctuations in customer demand; the Company's ability to manage its growth; the risk of new product introductions and customer acceptance of new products; the rapid technological change which characterizes the Company's markets; the risks associated with competition; the risks associated with international sales as the Company expands its markets; and the ability of the Company to compete successfully in the future, risks associated with the Year 2000 problem and the potential delay of customer purchasing decisions, as well as other risks identified in the Company's Securities and Exchange Commission filings, including but not limited to those appearing under the caption "Risk Factors" in the Company's year-end December 31, 1998 10-K filed with the SEC on March 25, 1999.



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